UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): June 1, 2015

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 North Meridian Street

Carmel, Indiana 46032-1404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 2, 2015, ITT Educational Services, Inc. (the “Company”) received a public reprimand letter dated June 1, 2015 from NYSE Regulation, Inc. as a result of the Company’s failure to contact the New York Stock Exchange (the “Exchange”) by telephone on May 29, 2015 in advance of its issuance of a press release and Form 8-K containing material news during Exchange trading hours. In failing to contact the Exchange staff at least ten minutes in advance of issuing the release, the Company did not comply with Section 202.06 of the NYSE Listed Company Manual. The Letter indicates that in determining to issue a public reprimand letter and not initiate the delisting of the Company’s securities, the Exchange took into consideration, among other things, the fact that the Exchange does not believe that the Company has previously violated its material news policy.

On the morning of May 29, 2015, prior to the opening of trading, the Company filed its overdue Form 10-K for 2014. However, the subsequent press release was not distributed prior to the open of trading on the Exchange. The press release was distributed 30 minutes later. Since trading had begun, the Company should have contacted the Exchange prior to release. The Company views its failure to notify the Exchange as an unintentional and isolated incident.

The Company is focusing on completing its Form 10-Q for the first quarter of 2015. It hopes to file the Form 10-Q in the coming next few weeks.

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: any inability to complete and file the company’s Form 10-Q for the first quarter of 2015; the impact of the company’s late filings with the SEC, including the 2014 Form 10-K and the first quarter 2015 Form 10-Q; the impact of adverse actions by the ED related to the action by the U.S. Securities and Exchange Commission against the company, the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the U.S. Department of Education (“ED”) by the due date, and any failure to submit its 2014 audited financial statements and 2014 compliance audits to the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; actions by the New York Stock Exchange to delist the company’s common stock; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; issues related to the restatement of the company’s financial statements for the first three quarters of 2013; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015

ITT Educational Services, Inc.

By:	/s/ Ryan L. Roney
	Name:	Ryan L. Roney
	Title:	Executive Vice President, Chief Administrative and Legal Officer

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